Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Third Quarter 2024 Financial Results

Progress Q3'24 Tops High End of Estimates
Expects to Close ShareFile Acquisition in Fiscal 2024

BURLINGTON, Mass, September 24, 2024 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of AI-powered infrastructure software, today announced financial results for its fiscal third quarter ended August 31, 2024.

Third Quarter 2024 Highlights1:

•Revenue and non-GAAP revenue of $179 million increased 2% year-over-year on both an actual and a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $582 million remained relatively flat year-over-year on a constant currency basis.
•Operating margin was 23% and non-GAAP operating margin was 41%.
•Diluted earnings per share was $0.65 compared to $0.42 in the same quarter last year, an increase of 55%.
•Non-GAAP diluted earnings per share was $1.26 compared to $1.08 in the same quarter last year, an increase of 17%.

Yogesh Gupta, CEO of Progress said: “This is a very exciting time for Progress. Our Q3 results were ahead of our guidance, and I am extremely pleased with our execution during the quarter. What’s more exciting is our proposed acquisition of ShareFile, which we announced two weeks ago. We expect the deal to close before the end of our fiscal year, and we are eager to begin the work of integrating ShareFile’s people and products into the Progress team.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	August 31, 2024	August 31, 2023	% Change	August 31, 2024	August 31, 2023	% Change
Revenue	$178,686	$174,992	2%	$178,686	$175,783	2%
Income from operations	$40,349	$29,371	37%	$74,123	$68,390	8%
Operating margin	23%	17%	600 bps	41%	39%	200 bps
Net income	$28,464	$19,098	49%	$55,216	$48,749	13%
Diluted earnings per share	$0.65	$0.42	55%	$1.26	$1.08	17%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP)	$57,658	$46,041	25%	$57,525	$47,649	21%

Other fiscal third quarter 2024 metrics and recent results included:

•Cash and cash equivalents were $232.7 million at the end of the quarter.
•Days sales outstanding was 45 days compared to 49 days in the fiscal third quarter of 2023 and 41 days in the fiscal second quarter of 2024.
•On September 9, 2024, we announced a definitive agreement to acquire ShareFile, a business unit of Cloud Software Group, Inc., providing SaaS-native, AI-powered, document-centric collaboration, for $875 million in cash.
•Additionally, on September 9, 2024, we announced that Progress’ Board of Directors has approved the suspension of Progress’ quarterly dividend as of the closing of the ShareFile acquisition and plans to redirect such capital toward the repayment of debt to increase liquidity for future M&A and for share repurchases, both of which are prioritized in our capital allocation policy.

1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress’ GAAP financial results at the end of this press release.

“We’re very pleased with our third quarter results, which once again came in above the high end of previously issued guidance ranges,” said Anthony Folger, CFO. “Announcing our intent to acquire ShareFile made the end of Q3 particularly exciting and busy, so I want to be sure to highlight the strong performance on the top and bottom lines. Operating margin ended the quarter at over 41%, which reflects solid top line performance and our continued focus on expense control and running the business efficiently. We’re looking forward to closing the ShareFile acquisition before the end of this fiscal year and getting started on the integration.”

2024 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2024 and the fiscal fourth quarter ending November 30, 2024:

	Updated FY 2024 Guidance (September 24, 2024)		Prior FY 2024 Guidance (June 25, 2024)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenue	$745 - $755	$745 - $755	$725 - $735	$725 - $735
Diluted earnings per share	$1.69 - $1.81	$4.75 - $4.85	$1.98 - $2.10	$4.70 - $4.80
Operating margin	16% - 17%	39%	19%	39% - 40%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP)	$196 - $206	$195 - $205	$205 - $215	$205 - $215
Effective tax rate	17%	19%	20%	20%

Q4 2024 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP[1]
Revenue	$207 - $217	$207 - $217
Diluted earnings per share	$0.17 - $0.27	$1.15 - $1.25

Our updated guidance for FY 2024 and Q4 2024 assumes one month of contribution from our proposed acquisition of ShareFile.

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2024 business outlook compared to 2023 exchange rates is approximately $1.8 million on GAAP and non-GAAP revenue, and approximately $0.02 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q4 2024 business outlook compared to 2023 exchange rates is approximately $1.6 million on GAAP and non-GAAP revenue, and approximately $0.01 on GAAP and non-GAAP diluted Q4 2024 earnings per share. Fluctuations in exchange rates can impact our future performance.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal third quarter of 2024 at 5:00 p.m. ET on Tuesday, September 24, 2024. Participants must register for the conference call here: https://register.vevent.com/register/BIad4e20ba61bf4c42b82b0f756d5a6dee. The webcast can be accessed at: https://edge.media-server.com/mmc/p/y8oedrez/. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our prior period results relates to Chef Software, Inc. which we acquired on October 5, 2020. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses and other - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•Cyber incident and vulnerability response expenses, net
◦November 2022 Cyber Incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Form 8-K that we filed on December 19, 2022.
◦MOVEit Vulnerability - We exclude certain expenses resulting from the zero-day MOVEit Vulnerability, as more thoroughly described in our filings with the Securities and Exchange Commission since June 5, 2023.
Expenses include costs to investigate and remediate these cyber related matters, as well as legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods associated with the MOVEit Vulnerability. We do not expect to incur additional costs associated with the November 2022 Cyber Incident as the investigation is closed. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Provision for income taxes - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
•Annualized Recurring Revenue ("ARR") - We disclose ARR as a performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources currently represents the substantial majority of our revenues and is expected to continue in the future. We define ARR as the annualized revenue of all active and contractually binding term-based contracts from all customers at a point in time. ARR includes revenue from maintenance, software upgrade rights, public cloud, and on-premises subscription-based transactions and managed services. ARR mitigates fluctuations in revenue due to seasonality, contract term and the sales mix of subscriptions for term-based licenses and SaaS. Management uses ARR to understand customer trends and the overall health of the Company’s business, helping it to formulate strategic business decisions.

We calculate the annualized value of annual and multi-year contracts, and contracts with terms less than one year, by dividing the total contract value of each contract by the number of months in the term and then multiplying by 12. Annualizing contracts with terms less than one-year results in amounts being included in our ARR that are in excess of the total contract value for those contracts at the end of the reporting period. We generally do not sell contracts with a term of less than one year unless a customer is purchasing additional licenses under an existing annual or multi-year contract. The expectation is that at the time of renewal, contracts with a term less than one year will renew with the same term as the existing contracts being renewed, such that both contracts are co-termed. Historically contracts with a term of less than one year renew at rates equal to or better than annual or multi-year contracts.

Revenue from term-based license and on-premises subscription arrangements include a portion of the arrangement consideration that is allocated to the software license that is recognized up-front at the point in time control is transferred under ASC 606 revenue recognition principles. ARR for these arrangements is calculated as described above. The expectation is that the total contract value, inclusive of revenue recognized as software license, will be renewed at the end of the contract term.

The calculation is done at constant currency using the current year budgeted exchange rates for all periods presented.

ARR is not defined in GAAP and is not derived from a GAAP measure. Rather, ARR generally aligns to billings (as opposed to GAAP revenue which aligns to the transfer of control of each performance obligation). ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

•Net Retention Rate - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including future acquisition activity) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities, we may experience reputational harm, legal claims and financial exposure; (v) the results of inquiries, investigations and legal claims regarding the MOVEit Vulnerability remain uncertain and the ultimate resolution of these matters could result in losses that may be material to our financial results for a particular period; and (vi) Progress’ ability to close the proposed acquisition of ShareFile, the expected time of closing or the expected benefits therefore; uncertainties as to the effects of disruption from the proposed acquisition of ShareFile making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether ShareFile’s business will be successfully integrated with Progress' business. For further information regarding risks and uncertainties associated with Progress' business, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended November 30, 2023. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (Nasdaq: PRGS) empowers organizations to achieve transformational success in the face of disruptive change. Our software enables our customers to develop, deploy and manage responsible, AI-powered applications and experiences with agility and ease. Customers get a trusted provider in Progress, with the products, expertise and vision they need to succeed. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2024	August 31, 2023	% Change	August 31, 2024	August 31, 2023	% Change
Revenue:
Software licenses	$57,850	$50,544	14%	$175,929	$164,519	7%
Maintenance and services	120,836	124,448	(3)%	362,519	352,950	3%
Total revenue	178,686	174,992	2%	538,448	517,469	4%
Costs of revenue:
Cost of software licenses	2,700	2,732	(1)%	7,928	7,998	(1)%
Cost of maintenance and services	20,057	22,192	(10)%	64,452	62,663	3%
Amortization of acquired intangibles	6,307	7,995	(21)%	21,564	22,253	(3)%
Total costs of revenue	29,064	32,919	(12)%	93,944	92,914	1%
Gross profit	149,622	142,073	5%	444,504	424,555	5%
Operating expenses:
Sales and marketing	37,141	38,612	(4)%	114,141	112,513	1%
Product development	34,720	33,138	5%	105,143	98,396	7%
General and administrative	20,503	20,791	(1)%	63,830	61,046	5%
Amortization of acquired intangibles	13,810	17,668	(22)%	47,515	48,825	(3)%
Cyber incident and vulnerability response expenses, net	927	951	(3)%	4,950	5,126	(3)%
Restructuring expenses	308	843	(63)%	3,308	6,230	(47)%
Acquisition-related expenses	1,864	699	167%	3,114	4,433	(30)%
Total operating expenses	109,273	112,702	(3)%	342,001	336,569	2%
Income from operations	40,349	29,371	37%	102,503	87,986	16%
Other expense, net	(6,070)	(8,419)	(28)%	(20,489)	(22,501)	(9)%
Income before income taxes	34,279	20,952	64%	82,014	65,485	25%
Provision for income taxes	5,815	1,854	214%	14,723	10,623	39%
Net income	$28,464	$19,098	49%	$67,291	$54,862	23%

Earnings per share:
Basic	$0.66	$0.44	50%	$1.55	$1.27	22%
Diluted	$0.65	$0.42	55%	$1.52	$1.23	24%
Weighted average shares outstanding:
Basic	42,872	43,452	(1)%	43,296	43,365	—%
Diluted	43,711	44,981	(3)%	44,167	44,543	(1)%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.525	$0.525	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$834	$797	5%	$2,732	$2,146	27%
Sales and marketing	2,169	1,763	23%	6,939	5,027	38%
Product development	3,199	3,065	4%	10,255	9,112	13%
General and administrative	4,356	4,447	(2)%	15,085	13,826	9%
Total	$10,558	$10,072	5%	$35,011	$30,111	16%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	August 31, 2024	November 30, 2023
Assets
Current assets:
Cash and cash equivalents	$232,713	$126,958
Accounts receivable, net	87,680	125,825
Unbilled receivables	35,163	29,965
Other current assets	33,001	48,040
Total current assets	388,557	330,788
Property and equipment, net	12,574	15,225
Goodwill and intangible assets, net	1,117,454	1,186,379
Right-of-use lease assets	12,853	18,711
Long-term unbilled receivables	34,636	28,373
Other assets	53,810	23,307
Total assets	$1,619,884	$1,602,783
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$87,999	$92,805
Current portion of long-term debt, net	—	13,109
Short-term operating lease liabilities	8,873	10,114
Short-term deferred revenue, net	218,036	236,090
Total current liabilities	314,908	352,118
Long-term debt, net	—	356,111
Convertible senior notes, net	795,282	354,772
Long-term operating lease liabilities	8,597	13,000
Long-term deferred revenue, net	67,348	58,946
Other long-term liabilities	8,137	8,121
Shareholders’ equity:
Common stock and additional paid-in capital	339,023	371,017
Retained earnings	86,589	88,698
Total shareholders’ equity	425,612	459,715
Total liabilities and shareholders’ equity	$1,619,884	$1,602,783

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Cash flows from operating activities:
Net income	$28,464	$19,098	$67,291	$54,862
Depreciation and amortization	23,108	27,892	78,181	77,432
Stock-based compensation	10,558	10,072	35,011	30,111
Other non-cash adjustments	(6,128)	(4,935)	(5,613)	(11,091)
Changes in operating assets and liabilities	1,656	(6,086)	16,973	(10,555)
Net cash flows from operating activities	57,658	46,041	191,843	140,759
Capital expenditures	(1,064)	(1,212)	(2,328)	(3,181)
Repurchases of common stock, net of issuances	(9,750)	4,008	(69,303)	(9,627)
Dividend payments to shareholders	(7,692)	(7,798)	(23,814)	(23,669)
Payments for acquisitions, net of cash acquired	—	846	—	(355,250)
Proceeds from the issuance of debt, net of payment of issuance costs	—	—	431,929	195,000
Principal payment on term loan and repayment of revolving line of credit	—	(31,720)	(371,250)	(60,157)
Purchase of capped calls	—	—	(42,210)	—
Other	3,141	2,303	(9,112)	(2,153)
Net change in cash and cash equivalents	42,293	12,468	105,755	(118,278)
Cash and cash equivalents, beginning of period	190,420	125,531	126,958	256,277
Cash and cash equivalents, end of period	$232,713	$137,999	$232,713	$137,999

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES1
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Adjusted revenue:
GAAP revenue	$178,686	$174,992	$538,448	$517,469
Acquisition-related revenue	—	791	—	3,158
Non-GAAP revenue	$178,686	$175,783	$538,448	$520,627

Adjusted income from operations:
GAAP income from operations	$40,349	$29,371	$102,503	$87,986
Amortization of acquired intangibles	20,117	25,663	69,079	71,078
Stock-based compensation	10,558	10,072	35,011	30,111
Restructuring expenses and other	308	843	3,308	6,230
Acquisition-related revenue and expenses	1,864	1,490	3,114	7,591
Cyber incident and vulnerability response expenses, net	927	951	4,950	5,126
Non-GAAP income from operations	$74,123	$68,390	$217,965	$208,122

Adjusted net income:
GAAP net income	$28,464	$19,098	$67,291	$54,862
Amortization of acquired intangibles	20,117	25,663	69,079	71,078
Stock-based compensation	10,558	10,072	35,011	30,111
Restructuring expenses and other	308	843	3,308	6,230
Acquisition-related revenue and expenses	1,864	1,490	3,114	7,591
Cyber incident and vulnerability response expenses, net	927	951	4,950	5,126
Provision for income taxes	(7,022)	(9,368)	(23,710)	(26,553)
Non-GAAP net income	$55,216	$48,749	$159,043	$148,445

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.65	$0.42	$1.52	$1.23
Amortization of acquired intangibles	0.46	0.57	1.56	1.60
Stock-based compensation	0.24	0.23	0.80	0.67
Restructuring expenses and other	0.01	0.02	0.07	0.14
Acquisition-related revenue and expenses	0.04	0.03	0.07	0.17
Cyber incident and vulnerability response expenses, net	0.02	0.02	0.11	0.12
Provision for income taxes	(0.16)	(0.21)	(0.53)	(0.60)
Non-GAAP diluted earnings per share	$1.26	$1.08	$3.60	$3.33

Non-GAAP weighted avg shares outstanding - diluted	43,711	44,981	44,167	44,543

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Adjusted Free Cash Flow
	Three Months Ended			Nine Months Ended
(In thousands)	August 31, 2024	August 31, 2023	% Change	August 31, 2024	August 31, 2023	% Change
Cash flows from operations	$57,658	$46,041	25%	$191,843	$140,759	36%
Purchases of property and equipment	(1,064)	(1,212)	(12)%	(2,328)	(3,181)	(27)%
Free cash flow	56,594	44,829	26%	189,515	137,578	38%
Add back: restructuring payments	931	2,820	(67)%	4,287	4,982	(14)%
Adjusted free cash flow	$57,525	$47,649	21%	$193,802	$142,560	36%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2024 GUIDANCE1
(Unaudited)

Fiscal Year 2024 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2023	November 30, 2024
(In millions)		Low	% Change	High	% Change
GAAP revenue	$694.4	$745.0	7%	$755.0	9%
Acquisition-related adjustments - revenue	3.8	—	(100)%	—	(100)%
Non-GAAP revenue	$698.2	$745.0	7%	$755.0	8%

Fiscal Year 2024 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2024
(In millions)	Low	High
GAAP income from operations	$121.1	$128.0
GAAP operating margins	16%	17%
Acquisition-related expense	11.7	11.7
Restructuring expense	9.8	9.8
Stock-based compensation	46.4	46.4
Amortization of acquired intangibles	94.7	94.7
Cyber incident and vulnerability response expenses, net	6.1	6.1
Total adjustments	168.7	168.7
Non-GAAP income from operations	$289.8	$296.7
Non-GAAP operating margin	39%	39%

Fiscal Year 2024 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2024
(In millions, except per share data)	Low	High
GAAP net income	$74.6	$80.3
Adjustments (from previous table)	168.7	168.7
Income tax adjustment(2)	(33.9)	(34.0)
Non-GAAP net income	$209.5	$215.1

GAAP diluted earnings per share	$1.69	$1.81
Non-GAAP diluted earnings per share	$4.75	$4.85

Diluted weighted average shares outstanding	44.1	44.3

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 19%, calculated as follows:
	Fiscal Year Ending November 30, 2024
	Low	High
Non-GAAP income from operations	$289.8	$296.7
Other (expense) income	(31.2)	(31.2)
Non-GAAP income from continuing operations before income taxes	258.6	265.5
Non-GAAP net income	209.5	215.1
Tax provision	$49.1	$50.4
Non-GAAP tax rate	19%	19%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2024 GUIDANCE1
(Unaudited)

Fiscal Year 2024 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2024
(In millions)	Low	High
Cash flows from operations (GAAP)	$196	$206
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	5	5
Adjusted free cash flow (non-GAAP)	$195	$205

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2024 GUIDANCE1
(Unaudited)

Q4 2024 Revenue Guidance
	Three Months Ended	Three Months Ending
	November 30, 2023	November 30, 2024
(In millions)		Low	% Change	High	% Change
GAAP revenue	$177.0	$206.6	17%	$216.6	22%
Acquisition-related adjustments - revenue	0.5	—	(100)%	—	(100)%
Non-GAAP revenue	$177.5	$206.6	16%	$216.6	22%

Q4 2024 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2024
	Low	High
GAAP diluted earnings per share	$0.17	$0.27
Acquisition-related expense	0.19	0.19
Restructure expense	0.15	0.15
Stock-based compensation	0.26	0.26
Amortization of acquired intangibles	0.58	0.58
Cyber incident and vulnerability response expenses, net	0.03	0.03
Total adjustments	1.21	1.21
Income tax adjustment	(0.23)	(0.23)
Non-GAAP diluted earnings per share	$1.15	$1.25